Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

THE MACERICH COMPANY

AND

1700480 ONTARIO INC.

DATED: NOVEMBER 14, 2014

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of November 14, 2014 by and between The Macerich Company, a Maryland corporation (the “Company”), and 1700480 Ontario Inc., a corporation existing under the laws of Ontario (“1700480”, and together with its successors and permitted transferees, the “Holders” and each individually as a “Holder”).

WHEREAS, in connection with the transactions contemplated by that certain Master Agreement, dated November 14, 2014 (the “Master Agreement”), by and among Pacific Premier Retail LP, a Delaware limited partnership (“PPRLP”), MAC PT LLC, a Delaware limited liability company (“MAC PT”),  Macerich PPR GP LLC, a Delaware limited liability company (“PPR GP”), Queens JV LP, a Delaware limited partnership (“Queens JV”), Macerich Queens JV LP, a Delaware limited partnership (“Macerich Queens”), Macerich Queens JV GP LLC, a Delaware limited liability company (“Queens GP”), the Company and the Holders, the Company desires to grant certain registration rights to the Holders with respect to the shares of common stock of the Company, par value $0.01 per share (the “Common Shares”), to be received by the Holders pursuant to the Master Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Certain Definitions.

As used in this Agreement, in addition to the other terms defined herein, the following capitalized terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Affiliate” shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

“Common Shares” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” shall have the meaning set forth in Section 2(a) hereof.

“FINRA” shall mean the Financial Industry Regulatory Authority, and any successor thereto.

“Holder” or “Holders” shall have the meaning set forth in the preamble to this Agreement.

“Indemnitee” shall have the meaning set forth in Section 5 hereof.

“Master Agreement” shall have the meaning set forth in the recitals to this Agreement.

“NYSE” shall mean the New York Stock Exchange.

“Permitted Free Writing Prospectus” shall have the meaning set forth in Section 2(a) hereof.

“Person” shall mean any natural person, partnership, association, limited liability company, corporation, trust, or unincorporated organization, or other governmental or legal entity.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus (including any Permitted Free Writing Prospectus, as defined above), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares (as defined below) covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Shares” shall mean the Shares, any Common Shares or other securities issued or issuable in respect of the Shares by way of spin-off, dividend, distribution, stock split or in connection with a combination of shares, reclassification, merger, consolidation or reorganization and any Common Shares acquired by a Holder after the date hereof from whatever source that may not be freely resold by such Holder under the Securities Act; provided, however, that Registrable Shares shall not include (a) Shares for which a Registration Statement relating to the sale thereof has become effective under the Securities Act and which have been disposed of under such Registration Statement, (b) Shares sold pursuant to Rule 144, or (c) if in the opinion of counsel reasonably acceptable to the Company and the Holders, Shares may be sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and the Company has removed all transfer restrictions and legends with respect to the registration and prospectus delivery requirements for the consummation of such sale; and provided further that if at any time such any such Common Shares may not be freely sold pursuant to Rule 144 without regard to the manner of sale or volume restriction set forth therein, then such shares shall be Registrable Shares.

“Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (iii) all fees and expenses with respect to filings required to be made with the NYSE, any other securities exchange or FINRA; (iv) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (v) all printing expenses, messenger, telephone and delivery expenses; and (vi) all fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent registered public accountants of a comfort letter or comfort letters); provided, however, that Registration Expenses shall not include, and the Company shall not have any obligation to pay, any underwriting fees, discounts, or commissions attributable to the sale of such Registrable Shares, or any legal fees and expenses of counsel to any Holder and any underwriter engaged by any Holder.

“Registration Statement” shall mean any registration statement of the Company which covers the resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Resale Shelf Registration Expiration Date” shall have the meaning set forth in Section 2(a) hereof.

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act (or any successor provision).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” shall mean all Common Shares issued to the Holders pursuant to the Master Agreement and any other Common Shares which may be issued in respect of, in exchange for, or in substitution for, any Common Shares, whether by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination or otherwise.

“Suspension Event” shall have the meaning set forth in Section 8 hereof.

“Suspension Period” shall have the meaning set forth in Section 8 hereof.

2.                                      Registration and Sale of Shares.

a.              Filing of Resale Registration Statement.  Subject to the provisions of this Section 2(a), the Company will file with the SEC a Registration Statement on Form S-3 or, if the Company is not eligible to file or use Form S-3, such other Securities Act registration statement as the Company is eligible to use at such time for the resale of its Common Shares (a “Resale Shelf Registration Statement”) under Rule 415 under the Securities Act registering the resale of the Registrable Shares by the Holders, such filing to be made on a date (the “Filing Date”) that is no earlier than the date hereof and no later than December 15, 2014.  The Company represents that it is not aware of any reason that would prevent it from filing a Resale Shelf Registration Statement promptly after the date hereof.  The Company shall use its reasonable efforts to cause the Resale Shelf Registration Statement to become or be declared effective by the SEC for all of the Registrable Shares covered as promptly as possible, and in any event within thirty (30) days after the date of this Agreement.  The Company agrees to use its reasonable efforts to keep the Resale Registration Statement (or a successor Registration Statement filed with respect to the Registrable Shares) continuously effective until the date (the “Resale Shelf Registration Expiration Date”) that is the earlier of (a) the date on which all Registrable Shares have been disposed of by the Holders or (b) the date on which all Registrable Shares covered thereby are eligible for immediate sale pursuant to Rule 144 (or any successor provision) without application of volume limitations or other restrictions on transfer thereunder.  To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time that a Resale Shelf Registration Statement is to be filed, the Company shall file an automatic shelf registration statement which covers such Registrable Shares or, in lieu of filing a new Resale Shelf Registration Statement, may file a Prospectus pursuant to Rule 424(b) under the Securities Act (or any successor provision) to include, in accordance with Rule 430B under the Securities Act (or any successor provision), the registration of the resale of such Registrable Shares in an automatic shelf registration statement previously filed by the Company (in each case, such Prospectus together with such previously filed Registration Statement will be considered the Resale Shelf Registration Statement).  The Holder will not offer or sell, without the Company’s consent, any Registrable Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed by the Holder with the SEC pursuant to Rule 433 under the Securities Act (any free writing prospectus consented to by the Company, a “Permitted Free Writing Prospectus”).  If at any time the effectiveness of any Resale Registration Statement is terminated, expires or is suspended, and at such time that Resale Shelf Registration Statement included Registrable Shares, the Company shall as promptly as practicable file with the SEC a successor thereto.

b.              Notification and Distribution of Materials.  The Company shall provide the Holders a draft copy of any Resale Shelf Registration Statement, each Prospectus and each Free Writing Prospectus a reasonable time in advance of the filing thereof to enable the Holders to review the information set forth therein.  The Company shall include in such Resale Shelf Registration Statement a plan of distribution as provided by the Holders.  The Company shall notify the Holder of the filing and effectiveness of any Registration Statement applicable to the Shares and shall furnish to the Holders such number of copies of such Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements, if any) and any documents incorporated by reference in such Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in such Registration Statement.

c.               Amendments and Supplements.  The Company shall prepare and file with the SEC from time to time such amendments and supplements to each Registration Statement and Prospectus used in connection therewith as may be necessary to keep such Registration Statement (or a successor Registration Statement filed with respect to such Registrable Shares) effective and to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered thereby until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders pursuant to a Resale Shelf Registration Statement or (b) the date on which the Registration Statement is no longer required to be effective under the terms of this Agreement.  At the request of the Holders, upon not more than twenty (20) business days’ notice, the Company shall file any supplement or post-effective amendment to a Registration Statement with respect to the plan of distribution or a Holder’s ownership interests in his, her or its Registrable Shares that is reasonably necessary to permit the sale of such Holder’s Registrable Shares pursuant to such Registration Statement.  The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the NYSE or such other primary exchange or quotation system on which the Common Shares are then listed or quoted.  The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto.

d.              Notice of Certain Events.  The Company shall promptly notify each Holder of, and confirm in writing, the filing of any Registration Statement or Prospectus, amendment or supplement related thereto, or any post-effective amendment to a Registration Statement and the effectiveness of any post-effective amendment.  Subject to Section 8 hereof, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, immediately upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  In such event, subject to Section 8 hereof, the Company shall promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

e.               Underwritten Offerings.  If the Holders of at least $75 million of the Registrable Shares shall propose to sell Registrable Shares in an underwritten public offering (which for all purposes under this Agreement shall include a “block trade”), the Company shall make available, for reasonable periods of time and with reasonable notice, members of the management of the Company and its affiliates for reasonable assistance in selling efforts relating to such offering, to the extent customary for a public offering (including, without limitation, to the extent customary, senior management attendance at due diligence meetings with the underwriters and their counsel and road shows).

f.                Selection of Underwriters and Related Matters.  In the case of any offer or sale of Registrable Shares, the Holders requesting such sale shall have the right to select the investment banker(s) and manager(s) to administer the offering, which shall be reasonably acceptable to the Company.  If requested by the underwriter(s) for any such underwritten offerings by Holders,  the Company will enter into a customary underwriting agreement with such underwriter(s) for such offering, to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of that type. The Holders who elect to sell such Registrable Shares shall be a party to such underwriting agreement and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriter(s) under such underwriting agreement be conditions precedent to the obligations of Holders. Such Holders shall not be required to make any representations or warranties to or agreement with the Company or the underwriter(s) other than representations, warranties or agreements regarding the Holders and the Holders’ intended method of distribution and any other representation or warranties required by law.

g.               Compliance with Securities Laws.  The Company agrees to use all reasonable efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Shares pursuant to a Registration Statement, and, as soon as reasonably practicable following the end of any fiscal year during which a Registration Statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

h.              Cooperation.  The Company agrees to cooperate with the selling Holders to facilitate the timely preparation and delivery of the Registrable Shares to be sold pursuant to a Registration Statement and not bearing any Securities Act legend; and, to the extent requested by the Holders, enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Holders may reasonably request at least two business days prior to any sale of Registrable Shares.

i.                  Rule 144 Matters.  The Company covenants that it will use all reasonable efforts to file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

3.                                      State Securities Laws.

The parties hereto hereby acknowledge that, generally, pursuant to Section 18 of the Securities Act, no state securities laws requiring, or with respect to, registration or qualification of securities or securities transactions will apply to a security that is a “covered security” (as defined therein).  “Covered securities,” for purposes of Section 18 of the Securities Act, includes securities listed or authorized for listing on the NYSE (or certain other national securities exchanges) and securities of the same issuer that is equal in seniority or senior to such securities.  The Company will use its reasonable efforts to cause the Shares to constitute covered securities by maintaining the listing of the Common Shares on the NYSE or such other qualifying national securities exchange.  In the event that the Shares cease to constitute covered securities, subject to the conditions set forth in this Agreement, the Company shall, at its expense, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or “blue sky” laws of such states as the Holders may reasonably request, and use its reasonable efforts to cause such filings to become effective in a timely manner; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state.  Once such filings are effective, the Company shall use its reasonable efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of by the Holders, (b) in the case of a particular state, the Holders have notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing or (c) the date on which the Shares covered by such filing cease to constitute Registrable Shares.

4.                                      Expenses.

The Holders shall bear all underwriting fees, discounts, commissions, or taxes (including transfer taxes) attributable to the sale of securities by the Holders, any legal fees and expenses of counsel to the Holders and any underwriter engaged by the Holders and all other expenses incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement.  The Company shall bear the cost of all of the Registration Expenses.

5.                                      Indemnification by the Company.

The Company agrees to indemnify the Holders and, if a Holder is a person other than an individual, such Holder’s officers, directors, trustees,

managers, partners, members, employees, agents, representatives and Affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act or the Exchange Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon (a) any violation or alleged violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company under the terms of this Agreement or in connection with any Registration Statement or Prospectus, or (b) any untrue or alleged untrue statement of material fact contained in any Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue or alleged untrue statement of material fact contained in any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests that was furnished in writing to the Company for use in connection with such Registration Statement or the Prospectus contained therein by such Indemnitee or (ii) in the case of a non-underwritten offering, any Holder’s failure to deliver a copy of the most recent prospectus furnished to the Holders by the Company at or prior to the time when liability attaches with respect to the particular sale of Registrable Shares under the Securities Act (the “Current Prospectus”) to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission under circumstances where such delivery is required under the Securities Act, if (A) the Company shall have previously furnished copies thereof to such Indemnified Person in sufficient quantities to enable such Indemnified Party to satisfy such obligations and (B) such statement or omission did not appear in the Current Prospectus and was correct in the Current Prospectus.

6.                                      Covenants of the Holders.

Each of the Holders hereby agrees severally and not jointly (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder’s Registrable Shares and any filings pursuant to state securities laws as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in such Registration Statement to any purchaser of the shares covered by such Registration Statement from such Holder to the extent required by applicable law and so long as the Company timely furnishes the Holder with sufficient quantities of the Prospectus to comply with this covenant and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and Affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in such Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder, or such Holder’s plan of distribution or ownership interest, which was furnished to the Company by such Holder for use therein, (ii) any untrue statement or alleged untrue statement of material fact contained in the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder, his, her or its plan of distribution or his, her or its ownership interests, which was furnished to the Company by such Holder for use therein or (iii)  in the case of a non-underwritten offering, such Holder’s failure to deliver a copy of a Current Prospectus to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission under circumstances where such delivery is required under the Securities Act, if (A) the Company shall have previously furnished copies thereof to such Indemnified Person in sufficient quantities to enable such Indemnified Party to satisfy such obligations and (B) such statement or omission did not appear in the Current Prospectus and was correct in the Current Prospectus.

7.                                      Indemnification Procedures.

Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder.  In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) business days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above at the expense of the indemnifying party (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded, based on the opinion of counsel, that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the indemnifying party) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

8.                                      Suspension of Registration Requirement; Restriction on Sales.

The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder’s Registrable Shares or the initiation of any proceedings for that purpose.  The Company shall use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment. Each Holder agrees, severally and not jointly, not to effect any disposition of Registrable Shares until the receipt of written notice that the stop order has been removed, which the Company agrees to provide to the Holders, promptly upon receipt.

Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings under any state securities laws, to become or remain effective shall be suspended following the delivery of notice as provided below in the event of pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that, in the good faith judgment of the Company’s Chief Executive Officer or Chief Financial Officer (i) would require disclosure of material non-public information of the Company by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality, or (ii) would render the Company unable to comply with SEC requirements in respect of a sale of Registrable Shares pursuant to a Resale Shelf Registration Statement, or (iii) would make it detrimental to the Company and its shareholders to cause the Registration Statement or such filings to be filed, amended or supplemented or to become effective (any such circumstances being hereinafter referred to as a “Suspension Event”).  The Company shall notify the Holders of the existence of any Suspension Event by promptly delivering to each Holder a certificate signed by an executive officer or director of the Company stating that a Suspension Event has occurred and is continuing.  Notwithstanding the foregoing, the Company’s right to suspend its obligations as provided above (the “Suspension Right”) shall be limited during any one-year period ending December 31 to (i) delivering an aggregate of two notices of a Suspension Event and (ii) covering, in the aggregate, not more than 105 days (the “Suspension Period”) and the Company agrees not to deliver any such certificate unless in each case the Company similarly restricts the offering and sale of Common Shares by the Company’s directors, executive officers and any other holders of Common Shares with registration rights.

Each Holder agrees that, following the effectiveness of any Registration Statement relating to Registrable Shares of such Holder, such Holder will not affect any Dispositions of any of the Shares pursuant to such Registration Statement or any filings under any state securities laws at any time after such Holder has received notice from the Company to suspend Dispositions as a result of the occurrence or existence of any Suspension Event or so that the

Company may correct or update the Registration Statement or such filing, but only during the existence of the Suspension Period in respect of such Suspension Event.  The Holders will maintain the confidentiality of any information included in the certificate delivered by the Company in connection with a Suspension Event for the duration of the Suspension Period in respect of such Suspension Event.

9.                                      Additional Shares.

The Company, at its option, may register, under any Registration Statement other than a Resale Shelf Registration Statement and any filings under any state securities laws filed pursuant to this Agreement, any number of unissued or other Common Shares of or owned by the Company and any of its subsidiaries or any Common Shares or other securities of the Company owned by any other security holder or security holders of the Company.

10.                               Contribution.

If the indemnification provided for in Sections 5 and 7 is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 10 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 7 hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

Notwithstanding the provisions of this Section 10, no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Shares exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

11.                               No Other Obligation to Register.

Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

12.                               Amendments and Waivers.

The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the Company and Holders holding in excess of two-thirds of the aggregate of the outstanding Registrable Shares.

13.                               Notices.

Each notice, request, demand and other communication hereunder will be in writing and will be deemed to have been duly given (i) when delivered by hand (so long as the delivering party shall have received a receipt of delivery executed by the party to whom such notice was delivered), or (ii) three (3) business days after deposited in United States certified or registered mail, postage prepaid, return receipt requested, or (iii) when sent by telecopier or email (in each case, with receipt confirmed) provided a copy is also sent by United States mail or recognized overnight courier service, or (iv) one (1) business day after delivery to a recognized overnight courier service, in each case addressed to the parties as follows (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to Macerich:	The Macerich Company
401 Wilshire Boulevard, Suite 700
Santa Monica, California 90401
Attention: Chief Financial Officer and Chief Legal Officer
Facsimile: (310) 394-7692
Email: Thomas.Leanse@macerich.com and
Tom.O’Hern@macerich.com

With a copy to:	Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attention: Ettore A. Santucci
John T. Haggerty
Facsimile: (617) 523-1231
Email: Esantucci@goodwinprocter.com
Jhaggerty@goodwinprocter.com

If to the Holders:	The Cadillac Fairview Corporation Limited
20 Queen Street West, 5th Floor
Toronto, Ontario M5H 3R4
Attention: Sandra Hardy
Executive Vice President, General Counsel and Secretary
Facsimile: (416) 598-8222
Email: sandra.hardy@cadillacfairview.com

And	The Cadillac Fairview Corporation Limited
20 Queen Street West, 5th Floor
Toronto, Ontario M5H 3R4

Attention: Russ Goin
Executive Vice President, Investments
Facsimile: (416) 598-8607
Email: russell.goin@cadillacfairview.com

With a copy to:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Benjamin Weber
Attention: William G. Farrar
Facsimile: 212 558-3588
Email: weberb@sullcrom.com and
farrarw@sullcrom.com

14.                               Transfer of Registration Rights; Successors and Assigns.

The rights and obligations of a Holder under this Agreement may be transferred or otherwise assigned to a transferee or assignee of Registrable Shares provided that (a) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if such transferee or assignee were an original party hereunder and (b) the Company is given written notice by such Holder of such transfer or assignment stating the name and address of such transferee or assignee and identifying the securities with regard to which such rights and obligations are being transferred or assigned.  This Agreement shall be binding upon the parties hereto and their respective permitted successors, assigns and transferees and shall inure to the benefit of the parties hereto and their respective permitted successors, assigns and transferees, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.  This Agreement may not be assigned by a Holder other than as provided above without the prior written consent of the Company.

15.                               Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

16.                               Remedies.

The Company and the Holders acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

17.                               Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed wholly within said State.

18.                               Severability.

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

19.                               Entire Agreement.

This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

1700480 ONTARIO INC.,

a corporation existing under laws of the Province of Ontario

By:	/s/ Russell T. Goin
Name:	Russell T. Goin
Title:	Vice President

By:	/s/ Sandra J. Hardy
Name:	Sandra J. Hardy
Title:	Vice President and Secretary

THE MACERICH COMPANY,

a Maryland corporation

By:	/s/ Thomas J. Leanse
Name:	Thomas J. Leanse
Title:	Senior Executive Vice President, CLO
and Secretary